AMENDED RELEASE

                 HERLEY REPORTS 4TH QUARTER AND YEAR-END RESULTS

          o    Net Income for the Fourth Quarter was $ 0.25 per diluted share
          o    Revenues Down Slightly For the Year
          o    Backlog Up at Year End

Lancaster, PA, October 12, 2007. Herley Industries, Inc. (Nasdaq: HRLY) today reported its financial results for the fourth quarter and fiscal year ended July 29, 2007.

Net income during the fourth quarter of 2007 was $3.6 million or $.25 per diluted share, as compared to $713,000 or $.05 per diluted share in the fourth quarter of 2006.

Net sales for the fourth quarter ended July 29, 2007 were $40.6 million, down 5.1% when compared to $42.8 million for the fourth quarter of fiscal year 2006.

Net sales for the fifty-two weeks ended July 29, 2007 were approximately $163.1 million compared to $176.3 million for fiscal 2006, a decrease of $13.2 million or 7.5%.

Net income for the fifty-two weeks ended July 29, 2007 was approximately $3.1 million compared to $10.3 million for fiscal year 2006.

Myron Levy, Herley's Chairman and CEO, said, "This has been a tough year. Our first quarter saw the departure of our founder and Chairman. In addition, the Company was suspended for almost the entire first quarter. The suspension permitted us to continue shipping from our backlog, but made it difficult to book new business. As we were recovering after the suspension was lifted, and getting our operations back on track, we were hit with a second suspension of about six weeks, or almost half of the fourth quarter. It is difficult to focus our energies on the Company's profitability in these times. Much of the efforts of our management team, much of my efforts and those of our board of directors, were focused on getting our suspension lifted and corrective actions implemented. Fortunately, our customers, including all of the U. S. Defense agencies, stayed with us and have remained good customers during this very difficult period.

While we are not satisfied with the results for the fourth quarter and fiscal year, it is important to note that despite the effects of the suspensions and the costs associated with implementation of the Administrative Agreement, the Company was able to report a profit for its fourth quarter and its fiscal year.


--------------------------------------------------------------------------------
Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. When used in this report, words such as "anticipated," "believes," "could," "estimates," "expects," "may," "plans," "potential" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the belief of the Company's management, as well as assumptions made by and information currently available to the Company's management. The Company's results could differ materially based on various factors, including, but not limited to, cancellation or deferral of customer orders, difficulties in the timely development of new products, difficulties in manufacturing, increased competitive pressures, the effects of the previously announced indictment of the Company and general economic conditions. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.
--------------------------------------------------------------------------------

Hopefully, we are past the rough times, and can now fully implement our growth strategies and focus our attention to the bottom line. Our new management team, headed up by Jeff Markel is taking hold, and we expect to see the results of the new operating plans reflected as higher earnings as we go through fiscal 2008. We begin the new fiscal year with a strong backlog of $137 million, up from $125 million at the end of last year, and bookings have been strong in the first quarter. As we look into the future, we continue to work toward our goal of increased international business and are targeting new long-term programs both domestically and internationally."

A  Conference  Call was held at 9:00 a.m.  Eastern  Time on Friday,  October 12,
2007.

Replay of the conference call is available through October 19, 2007 at 11:59 p.m. Eastern Time. To listen to the replay dial: 1 (800) 642 1687 (U.S.) or 1
(706) 645-9291 (International), and Conference ID# 19657632. This conference call was broadcast live over the Internet and can be accessed by interested parties through URL:

                 http://www.videonewswire.com/event.asp?id=42933
                 -----------------------------------------------

for those who were not available to listen to the live broadcast.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has eight manufacturing locations and approximately 975 employees. Additional information about the company can be found on the Internet at www.herley.com.

















For information at Herley contact:                          www.herley.com
Peg Guzzetti                                                Tel:  (717) 735-8117

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                  July 29,         July 30,
                                                                                    2007             2006
                                                                                 ------------     ------------
                         ASSETS
Current Assets:
        Cash and cash equivalents                                              $      35,181    $      22,303
        Trade accounts receivable, net                                                28,058           30,600
        Income Taxes Receivable                                                          819           -
        Costs incurred and income recognized in excess
           of billings on uncompleted contracts and claims                            14,448           13,926
        Other receivables                                                              2,816              769
        Inventories, net                                                              51,815           52,909
        Deferred income taxes                                                          4,254            3,745
        Other current assets                                                           1,069            1,187
                                                                                 ------------     ------------
                                Total Current Assets                                 138,460          125,439
Property, Plant and Equipment, net                                                    29,996           30,478
Goodwill                                                                              74,044           73,612
Intangibles, net of accumulated amortization of $5,256
        in 2007 and $3,468 in 2006                                                    18,431           19,989
Other Assets                                                                           1,662            1,932
                                                                                 ------------     ------------
                                Total Assets                                   $     262,593    $     251,450
                                                                                 ============     ============
        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
        Current portion of long-term debt                                      $       1,346    $         630
        Current portion of employment settlement agreement -
            (net of imputed interest)                                                  1,113           -
        Accounts payable and accrued expenses                                         19,049           21,503
        Billings in excess of costs incurred and
            income recognized on uncompleted contracts                                    99              555
        Income taxes payable                                                           3,518            3,395
        Accrual for contract losses                                                    1,564            2,959
        Accrual for warranty costs                                                     1,106              986
        Advance payments on contracts                                                  7,163            3,323
                                                                                 ------------     ------------
                                Total Current Liabilities                             34,958           33,351
Long-term Debt                                                                         5,951            5,948
Long-term Portion of Employment Settlement Agreement -
  (net of imputed interest of $580)                                                    4,117           -
Other Long-term Liabilities                                                            1,311            1,265
Deferred Income Taxes                                                                  6,615            7,416
                                                                                 ------------     ------------
                                Total Liabilities                                     52,952           47,980
                                                                                 ------------     ------------
Commitments and Contingencies
Shareholders' Equity:
        Common stock, $.10 par value; authorized 20,000,000 shares;
          issued and outstanding 13,977,115 in 2007, and
          issued 14,660,716 and outstanding 13,862,149 in 2006                         1,398            1,466
        Additional paid-in capital                                                   107,094          113,418
        Retained earnings                                                             99,404           96,286
        Treasury stock, 798,567 common shares, at cost                                -                (9,044)
        Accumulated other comprehensive income                                         1,745            1,344
                                                                                 ------------     ------------
                                Total Shareholders' Equity                           209,641          203,470
                                                                                 ------------     ------------
                                Total Liabilities and Shareholders' Equity     $     262,593    $     251,450
                                                                                 ============     ============

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands except per share data)

                                                            Thirteen weeks ended                Fifty-two weeks ended
                                                            --------------------                ---------------------
                                                         July 29,            July 30,          July 29,         July 30,
                                                           2007                2006              2007             2006
                                                      ---------------      --------------   ---------------   --------------
Net sales                                           $         40,626     $        42,802  $        163,140  $       176,268
                                                      ---------------      --------------   ---------------   --------------
Cost and expenses:
       Cost of products sold                                  29,306              33,021           118,834          127,921
       Selling and administrative expenses                     8,875               9,181            34,190           34,966
       Employment contract settlement costs                 -                    -                   8,914          -
                                                      ---------------      --------------   ---------------   --------------
                                                              38,181              42,202           161,938          162,887
                                                      ---------------      --------------   ---------------   --------------

       Operating Income                                        2,445                 600             1,202           13,381
                                                      ---------------      --------------   ---------------   --------------

Other income (expense), net:
       Investment income                                         332                 262             1,186              840
       Interest expense                                         (212)                (77)             (790)            (319)
       Foreign exchange gain (loss)                               23                 158               501              431
                                                      ---------------      --------------   ---------------   --------------
                                                                 143                 343               897              952
                                                      ---------------      --------------   ---------------   --------------

       Income before income taxes                              2,588                 943             2,099           14,333
(Benefit) provision for income taxes                            (990)(1)             230            (1,019)           3,979
                                                      ---------------      --------------   ---------------   --------------

       Net income                                   $          3,578 (1) $           713  $          3,118  $        10,354
                                                      ===============      ==============   ===============   ==============

Earnings per common share - Basic                   $      .26       (1) $      .05       $      .22        $      .72
                                                      ===============      ==============   ===============   ==============

       Basic weighted average shares                      13,977              14,363            13,927           14,463
                                                      ===============      ==============   ===============   ==============

Earnings per common share - Diluted                 $      .25       (1) $      .05       $      .22        $      .69
                                                      ===============      ==============   ===============   ==============

       Diluted weighted average shares                    14,480              14,828            14,395           15,097
                                                      ===============      ==============   ===============   ==============

       NOTE (1)

          The (Benefit) provision for income taxes, net income, Earnings per common share - Basic, and Earnings per common share - Diluted, for the thirteen weeks ended July 29, 2007 were prevously reported as ($1,256), $3,844, $0.28, and $0.27, respectively.

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                 Fifty-two weeks ended
                                                                                 ---------------------
                                                                            July 29,      July 30,     July 31,
                                                                              2007          2006         2005
                                                                           ------------  -----------  ------------
Cash flows from operating activities:
       Net Income                                                        $       3,118 $     10,354 $      10,781
                                                                           ------------  -----------  ------------
       Adjustments to reconcile net income to
          net cash provided by operating activities:
            Depreciation and amortization                                        7,177        7,096         5,683
            Stock-based compensation costs                                       1,007          453        -
            Excess tax benefit from exercises of stock options                    (256)        (703)       -
            Employment contract settlement costs (includes $196 of
                 stock option modification costs)                                8,914       -             -
            Imputed interest related to employment settlement liability            283       -             -
            Foreign exchange transaction (gains) losses                           (501)        (431)          291
            Inventory valuation reserve charges                                  1,283        1,475           804
            Reduction in accrual for contract losses                            (1,144)      -             -
            Warranty reserve charges                                             1,304          726           965
            Gain on sale of fixed assets                                          (105)      -                 (8)
            Equity in income of limited partnership                             -               (52)          (54)
            Deferred tax provision                                              (1,310)         218         1,099
            Changes in operating assets and liabilities:
                 Trade accounts receivable                                       2,542       (3,342)        2,590
                 Income Taxes Receivable                                          (819)      -             -
                 Costs incurred and income recognized in excess
                    of billings on uncompleted contracts and claims               (522)       2,132        (1,626)
                 Other receivables                                              (2,047)         645          (576)
                 Inventories, net                                                 (189)      (2,794)       (2,515)
                 Other current assets                                              118          157          (430)
                 Accounts payable and accrued expenses                          (3,246)      (2,357)          350
                 Billings in excess of costs incurred and
                   income recognized on uncompleted contracts                     (456)          17        (1,596)
                 Income taxes payable                                              379          338         2,306
                 Accrual for contract losses                                      (251)        (175)         (500)
                 Employment settlement agreement                                (3,771)      -             -
                 Advance payments on contracts                                   3,840        1,435        (4,827)
                 Other, net                                                        327          136           221
                                                                           ------------  -----------  ------------
                      Total adjustments                                         12,557        4,974         2,177
                                                                           ------------  -----------  ------------
            Net cash provided by operating activities                           15,675       15,328        12,958
                                                                           ------------  -----------  ------------
Cash flows from investing activities:
       Acquisition of businesses, net of cash acquired                          -            -            (51,407)
       Acquisition of technology license                                          (179)      (1,256)       (2,300)
       Proceeds from sale of securities                                         -            -                165
       Proceeds from sale of fixed assets                                          204       -                 17
       Partial distribution from limited partnership                            -               111           109
       Capital expenditures                                                     (4,972)      (6,227)       (5,404)
                                                                           ------------  -----------  ------------
            Net cash used in investing activities                               (4,947)      (7,372)      (58,820)
                                                                           ------------  -----------  ------------
Cash flows from financing activities:
       Borrowings under bank line of credit                                     17,900       16,500        -
       Borrowings - other                                                        1,746       -             -
       Proceeds from exercise of stock options                                   1,219        3,171         3,534
       Excess tax benefit from exercises of stock options                          256          703        -
       Payments of long-term debt                                               (1,038)        (805)         (804)
       Payments under bank line of credit                                      (17,900)     (16,500)       -
       Purchase of treasury stock                                                  (26)      (9,044)       (2,728)
                                                                           ------------  -----------  ------------
            Net cash provided by (used in) financing activities                  2,157       (5,975)            2
                                                                           ------------  -----------  ------------
Effect of exchange rate changes on cash                                             (7)          (9)           10
                                                                           ------------  -----------  ------------
            Net increase (decrease) in cash and cash equivalents                12,878        1,972       (45,850)
Cash and cash equivalents at beginning of period                                22,303       20,331        66,181
                                                                           ------------  -----------  ------------
Cash and cash equivalents at end of period                               $      35,181 $     22,303 $      20,331
                                                                           ============  ===========  ============
Supplemental cash flow information:
       Financing of computer software and maintenance                                  $      1,627
                                                                                         ===========
       Retirement of 800,231 shares of treasury stock                    $       9,070
                                                                           ============